Exhibit 10.25 (iv)

FOURTH AMENDMENT OF THE

ANTHEM 401(K) LONG TERM SAVINGS INVESTMENT PLAN

(SECOND RESTATEMENT EFFECTIVE JANUARY 1, 1997)

Pursuant to rights reserved under Article X of the Anthem 401(k) Long Term Savings Investment Plan (the “Plan”), Anthem Insurance Companies, Inc. (the “Company”) hereby amends Section 4.1(b) of the Plan, effective as of January 1, 2002, to provide, in its entirety, as follows:

(b)	Employer Matched Contributions. Subject to the limitations of Section 4.8 and 5.4, an Employer shall contribute with respect to each pay period an amount equal to 50% of a Participant’s Before Tax Matched Contributions that a Participant has authorized the Employer to make on his behalf of the Plan Year. If a Participant is employed on the last calendar day of the Plan Year and has not participated in any of the nonqualified deferred compensation plans sponsored by the Company during that Plan Year, that Participant shall receive an additional Employer Matched Contribution equal to the difference, if any, between the amount contributed pursuant to the preceding sentence and an amount equal to 50% of the Participant’s Before Tax Matched Contribution for the Plan Year. The amount of the contribution made pursuant to this Subsection shall not exceed the maximum amount allowable as a deduction under the Code for such Plan Year. Notwithstanding anything contained herein to the contrary, a Participant who was not an Employee on or before December 31, 1998 shall only be entitled to Employer Matched Contributions with respect to his Before Tax Matched Contributions made on and after the first day of the calendar year quarter immediately following his completion of a one (1) year Period of Service; provided, however, that if a Participant whose employment with the Employer is terminated and who at the date of employment termination already completed a Period of Service of at least one (1) year is rehired and becomes an Eligible Employee, such Participant shall be eligible for Employer Matched Contribution with respect to his Before Tax Contribution immediately upon his rehire.

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